Goff Backa Alfera & Company, LLC	3325 Saw Mill Run Blvd.
Certified Public Accountants	Pittsburgh, PA 15227-2736
412/885-5045
Fax 412/885-4870
www.gbaco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Intelligent Communication Enterprise Corporation (formerly Mobiclear, Inc.)

We consent to the use in this Registration Statement of Intelligent Communication Enterprise Corporation (formerly Mobiclear, Inc.) on Form S-8 to be filed with the United States Securities and Exchange Commission on or about April 7, 2010, of our Independent Auditors’ Report dated April 14, 2008 covering the balance sheet of Mobiclear, Inc. as of December 31, 2007 and the related statements of operations, stockholders’ deficiency and comprehensive loss, and cash flows for the year then ended and for the period from December 2, 2005 to December 31, 2007.

We also consent to the reference to our Firm under the title “Experts” in the Registration Statement S-8.

/s/ Goff Backa Alfera & Company, LLC

GOFF BACKA ALFERA & COMPANY, LLC

Pittsburgh, Pennsylvania
April 5, 2010